Exhibit 10.3

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of November 1, 2019, is among CONTANGO OIL & GAS COMPANY, a Texas corporation (the “Borrower”); each of the undersigned Guarantors (collectively with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 17, 2019 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Each of the following definitions is hereby added to Section 1.02 in its appropriate alphabetical order to read as follows:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (b) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. Dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that U.S. Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of November 1, 2019, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“White Star Acquisition” means the acquisition of the White Star Acquisition Properties pursuant to the terms and conditions of the White Star Acquisition Documents.

“White Star Acquisition Documents” means (a) that certain Asset Purchase and Sale Agreement, by and among (i) White Star Petroleum, LLC, an Oklahoma limited liability company, White Star Petroleum II, LLC, an Oklahoma limited liability company, and White Star Petroleum Operating, LLC, a Delaware limited liability company, collectively, as seller, and (ii) the Borrower, as purchaser, dated September 30, 2019, as amended, restated, supplemented or otherwise modified from time to time; and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“White Star Acquisition Properties” means the Oil and Gas Properties and other Properties acquired by the Borrower or its Subsidiaries pursuant to the White Star Acquisition Documents.

“Will Acquisition Properties” means the Oil and Gas Properties and other Properties acquired by the Borrower or its Subsidiaries pursuant to the Will Acquisition Documents.

(b) Each of the following definitions in Section 1.02 is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Fee Letter and any certificate required to be delivered under this Agreement by or on behalf of the Borrower or any Subsidiary.

(c) The definition of “Will BB Increase Fee Letter” is hereby deleted.

(d) The definition of “Borrowing Base” in Section 1.02 is hereby amended by replacing the reference to “Section 2.07(f), Section 2.07(g) or Section 8.13(c)” therein with “Section 2.07(f) or Section 8.13(c)”

2.2 Amendment to Section 1.06. The final three sentences of Section 1.06 are hereby amended and restated to read as follows:

Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(b)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

2.3 Amendments to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:

(a) Borrowing Base as of the First Amendment Effective Date. For the period from and including the First Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $145,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

2.4 Amendments to Section 2.07(c). Section 2.07(c) is hereby amended by replacing the reference to “Section 2.07(f), Section 2.07(g) or Section 8.13(c)” therein with “Section 2.07(f) or Section 8.13(c)”.

2.5 Amendment to Section 2.07(g). Section 2.07(g) is hereby amended and restated in its entirety to read as follows:

(g) [Reserved].

2.6 Amendment to Section 3.03(b). Section 3.03(b) is hereby amended and restated to read as follows:

(b) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Majority Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(iv) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Interest Election Request that requests the conversion of any Borrowing of Revolving Loans to, or continuation of any Borrowing of Revolving Loans as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing of Revolving Loans, such Borrowing shall be made as an ABR Borrowing.

2.7 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

(a) Ratio of Total Debt to EBITDAX. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2020, the ratio of (i) Total Debt as of such day to (ii) EBITDAX for the period of four fiscal quarters ending on such day to be greater than 3.50 to 1.00 (the “Leverage Ratio”). Notwithstanding the foregoing, for purposes of calculating the Leverage Ratio, (x) for the fiscal quarter ending March 31, 2020, EBITDAX shall be calculated by multiplying EBITDAX for such fiscal quarter by 4, (y) for the fiscal quarter ending June 30, 2020, EBITDAX shall be calculated by multiplying EBITDAX for the two fiscal quarters ending on such date by 2 and (z) for the fiscal quarter ending September 30, 2020, EBITDAX shall be calculated by multiplying EBITDAX for the three fiscal quarters ending on such date by 4/3.

2.8 Amendment to Section 9.05(m). Section 9.05(m) is hereby amended and restated in its entirety to read as follows:

(m) [Reserved].

Section 3. Assignment and Assumption. On the First Amendment Effective Date, immediately prior to giving effect to the amendments in Section 2 of this First Amendment and for an agreed consideration, each of JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A. (each an “Existing Lender”, and collectively, the “Existing Lenders”) hereby irrevocably sells and assigns to each of KeyBank National Association and Frost Bank (each, a “New Lender”, and collectively, the “New Lenders”), and each New Lender hereby irrevocably purchases and assumes from such Existing Lender, subject to and in accordance with the Standard Terms and Conditions attached as Annex 1 to Exhibit G to the Credit Agreement (the “Standard Terms and Conditions”) and the Credit Agreement (the “Assignment and Assumption”): (a) all of such Existing Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in the grid below under the caption “Assigned Interests” (the “Assigned Interests Grid”) of all of such Existing Lender’s outstanding rights and obligations under the Credit Agreement, including, without limitation, the Commitment and the Maximum Credit Amount of such Existing Lender specified in the Assigned Interests Grid and all of the Loans specified in the Assigned Interests Grid owing to such Existing Lender which are outstanding on the First Amendment Effective Date (prior to giving effect to the Assignment and Assumption), together with the participations in Letters of Credit and LC Disbursements specified in the Assigned Interests Grid held by such Existing Lender on the First Amendment Effective Date (prior to giving effect to the Assignment and Assumption), but excluding accrued interest and fees to and excluding the First Amendment Effective Date, such that, after giving effect to such sale, assignment, purchase and assumption, each New Lender shall have purchased and assumed from the Existing Lenders the Commitment, Maximum Credit Amount and Loans (and participations in Letters of Credit and LC Disbursements) specified in the below grid under the caption “Assumed Interests” and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lenders (each in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above. Such sale and assignment is without recourse to any Existing Lender and, except as expressly provided in the Standard Terms and Conditions, without representation or warranty by any Existing Lender. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption. The Standard Terms and Conditions are hereby agreed to and incorporated herein by reference and made a part of the terms of the Assignment and Assumption pursuant to this Section 3 as if set forth herein in full.

A.	Existing Lenders/Assignors: JPMorgan Chase Bank, N.A., Royal Bank of

  Canada, and Cadence Bank, N.A.

B.	New Lenders/Assignees: KeyBank National Association and Frost Bank

C.	Assigned Interests:

ASSIGNOR/ EXISTING LENDER	MAXIMUM CREDIT AMOUNT ASSIGNED	PRINCIPAL AMOUNT OF LOANS ASSIGNED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSIGNED	PERCENTAGE ASSIGNED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
JPMorgan Chase Bank, N.A.	$129,310,344.83	$12,797,715.52	$486,692.07	25.862068966%
Royal Bank of Canada	$17,241,379.31	$1,706,362.07	$64,892.28	3.448275862%
Cadence Bank, N.A.	$68,965,517.24	$6,825,448.28	$259,569.10	13.793103448%

D.	Assumed Interests:

ASSIGNEE/ NEW LENDER	MAXIMUM CREDIT AMOUNT ASSUMED	PRINCIPAL AMOUNT OF LOANS ASSUMED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSUMED	PERCENTAGE ASSUMED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
KeyBank National Association	$107,758,620.69	$10,664,762.93	$405,576.72	21.551724138%
Frost Bank	$107,758,620.69	$10,664,762.93	$405,576.72	21.551724138%

E. New Lenders: On the First Amendment Effective Date, immediately after giving effect to the Assignment and Assumption pursuant to this Section 3: (a) each of the Existing Lenders and each New Lender shall have the Maximum Credit Amount specified for such Person on Annex I attached to this First Amendment; (b) Annex I of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached to this First Amendment; and (c) each New Lender shall become a party to the Credit Agreement, as modified by this First Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

Section 4. Conditions Precedent. This First Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 Counterparts. The Administrative Agent shall have received from each Lender and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 White Star Acquisition Reserve Report and Lease Operating Statements. The Administrative Agent shall have received (a) true and correct fully-executed copies of the White Star Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and (b) lease operating statements and production reports with respect to the Oil and Gas Properties of White Star Petroleum, LLC (“White Star”) and its subsidiaries evaluated in the reserve report dated July 1, 2019 and prepared by HAAS Engineering (the “White Star Reserve Report”), in form and substance reasonably satisfactory to the Administrative Agent, for the fiscal year ended December 31, 2018 and for each fiscal quarter thereafter ending at least 45 days prior to the date on which the White Star Acquisition is consummated.

4.4 Will Acquisition Reserve Report and Lease Operating Statements. The Administrative Agent shall have received (a) true and correct fully-executed copies of the Will Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and (b) lease operating statements and production reports with respect to the Oil and Gas Properties of Will Energy and its subsidiaries evaluated in the reserve report July 12, 2019 and prepared by Haas Petroleum Engineering Services, Inc. (the “Will Acquisition Reserve Report”), in form and substance reasonably satisfactory to the Administrative Agent, for the fiscal year ended December 31, 2018 and for each fiscal quarter thereafter ending at least 45 days prior to the date on which the Will Acquisition is consummated.

4.5 Pro Forma Financial Statements. The Administrative Agent shall have received a pro forma financial forecast of the Borrower and its subsidiaries for each of the fiscal quarter ending December 31, 2019 and the fiscal years ending December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022, in each case, in form and substance reasonably acceptable to the Administrative Agent; provided that it is understood and agreed that a forecast in a form similar to the forecast included in the Lender presentation used in connection with the syndication of the First Amendment is acceptable to the Administrative Agent.

4.6 Acquisition Closings. Each of the Will Acquisition and the White Star Acquisition shall have been (or contemporaneously with the First Amendment Effective Date shall be) consummated in accordance with the terms of the Will Acquisition Documents or the White Star Acquisition Documents, respectively, and in connection therewith the Borrower (or its Subsidiaries) shall have acquired (a) all of the proved Oil and Gas Properties evaluated in the White Star Reserve Report and (b) 95% of the total value of the proved Oil and Gas Properties evaluated in the Will Acquisition Reserve Report.

4.7 Acquisition Certificate. The Administrative Agent shall have received an officer’s certificate from the Borrower, certifying (a) that (i) the White Star Acquisition has been consummated in accordance with applicable law and the terms described in the White Star Acquisition Documents without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such), and in connection therewith, the Borrower (or one or more of its Subsidiaries) has acquired all of the proved Oil and Gas Properties evaluated in the White Star Reserve Report, (ii) as to the adjustments to the purchase price and the final purchase price for the White Star Acquisition after giving effect to all adjustments as of the closing date contemplated by the White Star Acquisition Documents; (iii) that attached thereto is a true and complete list of the Oil and Gas Properties which have been excluded from the White Star Acquisition; (iv) that attached thereto is a true and complete list of the Oil and Gas Properties for which White Star has elected to cure a title defect; (v) that attached thereto is a true and complete list of the Oil and Gas Properties for which White Star has elected to remediate an adverse environmental condition; (vi) that attached thereto is a true and complete list of the Oil and Gas Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right or consent right; (vii) that attached thereto is a true and complete executed copy of the White Star Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and the closing settlement statement; and (viii) that true and complete executed copies of all other White Star Acquisition Documents have been delivered to the Administrative Agent; and (b) that (i) the Will Acquisition has been consummated in accordance with applicable law and the terms described in the Will Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such), and in connection therewith, the Borrower (or one or more of its Subsidiaries) has acquired the Oil and Gas Properties evaluated in the Will Acquisition Reserve Report, (ii) as to the adjustments to the purchase price and the final purchase price for the Will Acquisition after giving effect to all adjustments as of the closing date contemplated by the Will Acquisition Agreement; (iii) that attached thereto is a true and complete list of the Oil and Gas Properties which have been excluded from the Will Acquisition; (iv) that attached thereto is a true and complete list of the Oil and Gas Properties for which Will Energy has elected to cure a title defect; (v) that attached thereto is a true and complete list of the Oil and Gas Properties for which Will Energy has elected to remediate an adverse environmental condition; (vi) that attached thereto is a true and complete list of the Oil and Gas Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right or consent right; (vii) that attached thereto is a true and complete executed copy of the Will Acquisition Agreement and the closing settlement statement; and (viii) that true and complete executed copies of all other Will Acquisition Documents have been delivered to the Administrative Agent.

4.8 Mortgages. The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report, the White Star Reserve Report and the Will Acquisition Reserve Report (on a combined basis).

4.9 Title. The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 65% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report, the White Star Reserve Report and the Will Acquisition Reserve Report (on a combined basis).

4.10 Releases. The Administrative Agent shall have received (a) evidence reasonably satisfactory to it that all Liens on the White Star Acquisition Properties and the Will Acquisition Properties (provided that Liens permitted under Section 9.03 may exist) have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (b) duly executed recordable releases and terminations reasonably acceptable to the Administrative Agent with respect thereto.

4.11 Bankruptcy Court Order. The United States Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”) shall have entered an order, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to, inter alia, Sections 105, 363 and 365 of the United States Bankruptcy Code, authorizing and approving, inter alia, the sale of the White Star Acquisition Properties to the Borrower on the terms and conditions set forth in the White Star Acquisition Documents, free and clear of all claims, liens and interests, and containing findings of fact and conclusions of law that the Borrower has acted in “good faith” within the meaning of Section 363(m) of the United States Bankruptcy Code in connection with the White Star Acquisition Documents, which order shall in any event provide that, on the First Amendment Effective Date and concurrently with the First Amendment Effective Date, the White Star Acquisition Properties shall be transferred to the Obligors free and clear of all then-existing claims, liens and interests including, without limitation, free and clear of Liens (including, for the avoidance of doubt, (a) free and clear of all successor liability and (b) free and clear of any and all liabilities, obligations, conditions, claims or other interests associated with the Excluded Contracts (as defined in the White Star Acquisition Documents) (it being understood and acknowledged that all firm transportation contracts applicable to the White Star Acquisition Properties shall be Excluded Contracts), and such sale order shall have become a Final Order. “Final Order” means an order or judgment of the United States Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

4.12 Preferred Equity Issuance. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower shall have received cash proceeds of at least $15,000,000 from a new issuance of the Borrower’s preferred Equity Interests, which preferred Equity Interests shall be on substantially the same terms and conditions as the preferred Equity Interests issued on the Effective Date.

4.13 No Default. No Default shall have occurred and be continuing as of the First Amendment Effective Date.

4.14 Unused Commitments. The Administrative Agent shall be reasonably satisfied that on the First Amendment Effective Date, after giving effect to the transactions contemplated to occur on the First Amendment Effective Date (including any Borrowings or other extensions of credit made on the First Amendment Effective Date), the unused Commitments shall be greater than or equal to 25% of the total Commitments.

4.15 Environmental Condition. The Administrative Agent shall be reasonably satisfied with the environmental condition of the White Star Acquisition Properties.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective (and the First Amendment Effective Date shall occur) upon the fulfillment (or waiver in accordance with Section 12.02) of the conditions precedent set forth in this Section 4 to the satisfaction of the Administrative Agent. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the First Amendment Effective Date specifying its objection thereto.

Section 5. Post-Effective Date Requirements.

5.1 Title. On or prior to the date that is thirty (30) days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report, the White Star Reserve Report and the Will Acquisition Reserve Report (on a combined basis).

5.2 Swap Agreements. On or prior to the date that is thirty (30) days after the First Amendment Effective Date, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Obligors have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes equal to approximately 50% of the reasonably projected production of crude oil and natural gas (calculated separately) from proved developed producing Oil and Gas Properties evaluated in the Initial Reserve Report, the White Star Reserve Report and the Will Acquisition Reserve Report (on a combined basis) for each of the 24 full calendar months following the First Amendment Effective Date (provided that the Obligors shall not be required to hedge volumes attributable to the reasonably projected production from offshore Oil and Gas Properties for the months of August, September or October).

5.3 EnLink Releases. On or prior to the date that is fifteen (15) days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent duly executed recordable releases and terminations reasonably acceptable to the Administrative Agent executed by EnLink Oklahoma Gas Processing, LP (“EnLink”) with respect to all Liens held by EnLink on the White Star Acquisition Properties prior to the First Amendment Effective Date.

The failure by the Borrower to comply with any of the requirements of this Section 5 of this First Amendment shall constitute an immediate Event of Default.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the First Amendment Effective Date.

6.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the First Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they are true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

6.3 Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment.

6.4 No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

6.7 Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed, effective as of the First Amendment Effective Date.

BORROWER:	CONTANGO OIL & GAS COMPANY

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Senior Vice President and CFO

GUARANTORS:	CONTANGO ENERGY COMPANY

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CRIMSON EXPLORATION INC.

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTANGO OPERATORS, INC.

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTERRA COMPANY

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTARO COMPANY

	By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

First Amendment

Signature Page

CONTANGO ROCKY MOUNTAIN INC.

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTANGO MINING COMPANY

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTANGO VENTURE CAPITAL CORPORATION

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTANGO ALTA INVESTMENTS, INC.

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CRIMSON EXPLORATION OPERATING INC.

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

WEC NEWCO, LLC

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

CONTANGO RESOURCES, INC.

By:	/s/ Joseph Grady
Name: Joseph Grady
Title: Authorized Signatory

First Amendment

Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

	By:	/s/ Anson Williams
	Name:	Anson Williams
	Title:	Authorized Officer

First Amendment

Signature Page

LENDER:	ROYAL BANK OF CANADA,
as a Lender

	By:	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

First Amendment

Signature Page

LENDER:	CADENCE BANK, N.A.,
as a Lender

	By:	/s/ Anthony Blanco
Name: Anthony Blanco
Title: Senior Vice President

First Amendment

Signature Page

NEW LENDER:	KEYBANK, NATIONAL ASSOCIATION,
as a New Lender

	By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

First Amendment

Signature Page

NEW LENDER:	FROST BANK,
as a New Lender

	By:	/s/ Matt Shands
Name: Matt Shands
Title: Vice President

First Amendment

Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

NAME OF LENDER	APPLICABLE PERCENTAGE	MAXIMUM CREDIT AMOUNT
JPMorgan Chase Bank, N.A.	24.137931034%	$120,689,655.17
Royal Bank of Canada	21.551724138%	$107,758,620.69
Frost Bank	21.551724138%	$107,758,620.69
KeyBank National Association	21.551724138%	$107,758,620.69
Cadence Bank, N.A.	11.206896552%	$56,034,482.76

TOTAL	100.000000000%	$500,000,000.00

Annex I